As filed with the Securities and Exchange Commission on November 13, 1997
                                                    Registration No. 33-


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549



                                FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933



                   MERRY LAND & INVESTMENT COMPANY, INC.
            (Exact Name of Registrant as Specified in Its Charter)

           Georgia                      58-0961876
(State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               624 Ellis Street
                               Augusta, Georgia
                                (706) 722-6756                         30901
                  (Address of Principal Executive Offices)         (Zip Code)

                       STOCK OPTION AND INCENTIVE PLAN
                           (Full Title of the Plan)



                                W. Hale Barrett
                                   Secretary
                     Hull, Towill, Norman & Barrett, P.C.
                       7th Floor, SunTrust Bank Building
                                P. O. Box 1564
                          Augusta, Georgia 30903-1564
                    (Name and Address of Agent for Service)

                                 706/722-4481
        (Telephone Number, Including Area Code,  of Agent for Service)



                        CALCULATION OF REGISTRATION FEE

            Title of                  Amount to        Proposed Maximum       Proposed Maximum        Amount of
           securities                    be           Offering Price Per     Aggregate Offering     Registration
        to be registered             registered            Share(1)               Price(1)               Fee
Common Stock, without par value  2,133,700          $21.5313               $45,941,334            $13,921

(1)Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. The price per share is estimated to be $21.5313 based on the average of the high ($21.75) and low ($21.3125) sales prices for the Common Stock as traded on the New York Stock Exchange on November 7, 1997.

                                PART II

              INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
   The following documents are incorporated herein by reference:

   (a)the registrant's  annual  report  on  Form 10-K for the fiscal year ended
      December 31, 1996;

   (b)all other reports filed pursuant to <section> 13(a) or <section> 15(d) since the end of the fiscal year covered by the most recent 10-K, including (i) the registrant's quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30,
      1997; and (ii) the registrant's current reports on Form 8-K filed on

           (A)July 29, 1997;
           (B)August 6, 1997(2);
           (C)September 15, 1997;
           (D)September 22, 1997;
           (E)October 8, 1997(2); and
           (F)October 31, 1997;

   (c)the description of the registrant's Common Stock contained in its registration statement on Form 8-A filed under the Securities Exchange
      Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description;

   (d)the registrant's definitive proxy statement dated March 24, 1997 relating to the annual meeting of shareholders held on April 21, 1997.

   All  documents  subsequently filed by the  registrant  pursuant  to  Section
13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.
   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
   Certain legal opinions relating to the Shares offered hereby will be passed upon for the Company by Hull, Towill, Norman & Barrett, P.C., Augusta, Georgia.
W. Hale Barrett, a member of the firm of Hull, Towill, Norman & Barrett, P.C., is a director and secretary of the Company and is also a Selling Shareholder.
He and members of his firm own 35,290 shares of Common Stock. Mr. Barrett is eligible to receive awards of Stock Loan Rights under the Company's Stock
Option and Incentive Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
   The Registrant's Articles of Incorporation contain the following provisions:

   (a)No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director, provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted by the Georgia Business Corporation Code or any successor law.

   (b)Any repeal or modification of Section 11 by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

   The Registrant's By-laws include the following indemnification provisions:

   (a)The corporation shall indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (by reason of the fact that he is or was a director of the corporation (as used in this Article VII, "director" shall have the meaning set forth in O.C.G.A. (S)
14-2-850(2)), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   No indemnification under this subsection (a) shall be made:

   (i)In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

   (ii)In connection with any other proceeding in which he was adjudged liable on the basis that personal benefit was improperly received by him.

   (b)The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact he is or was a director, against expenses, (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; no indemnification under this subsection (b) shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, or is subjected to injunctive relief in favor of the corporation:

   (i)For any appropriation, in violation of his duties, of any business opportunity of the corporation;

   (ii)For acts or omissions which involve intentional misconduct or a knowing violation of law;

   (iii)For the types of liability set forth in Code Section 14-2-832; or

   (iv)For any transaction from which he received an improper personal benefit, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper (see amendment to articles of incorporation dated May 3, 1988).

   (c)To the extent that a director of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (d)Any indemnification under paragraphs  (a) and (b) of this Article, unless ordered by a court, shall be made by the corporation  only as authorized in the specific case upon a determination that indemnification  of  the  director,  is proper  in  the  circumstances  because  he  has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such  determination  shall be made
(1)  by  the  Board  of Directors by a majority vote of a quorum consisting  of directors who were not  parties to such action, suit or proceeding, or (2) if a quorum cannot be obtained  under  paragraph (1) of this subsection, by majority vote  of a committee duly designated  by  the  board  of  directors  (in  which designation  directors  who  are parties may participate), consisting solely of two or more directors not at the time parties to the proceeding; (3) by special legal counsel: (a) selected by  the  board of directors or its committee in the manner prescribed in paragraph (1) or  (2)  of  this  subsection;  or  (b) if a quorum of the board of directors cannot be obtained under paragraph (1) of this subsection  and  a  committee  cannot be designated under paragraph (2) of this subsection, selected by majority  vote of the full board of directors (in which
selection  directors  who  are  parties   may   participate);  or  (4)  by  the
shareholders, but shares owned by or voted under  the  control of directors who
are  at  the  time  parties  to  the  proceeding  may  not  be  voted   on  the
determination;  (5)  authorization  of  indemnification  or  an  obligation  to indemnify  and evaluation as to reasonableness or expenses shall be made in the same manner  as  the  determination that indemnification is permissible; except that if the determination  is  made  by special legal counsel, authorization or indemnification and evaluation as to reasonableness  of  expenses shall be made by those entitled under paragraph (3) above to select counsel.

   (e)Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding only if:

   (i)The director furnishes the corporation a written affirmation of his good faith belief that his conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

   (ii)The director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to indemnification under this Code section.

   (f)If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation shall, not later than the next annual meeting of the shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, send (by personal delivery or first class mail, or such other means as is authorized by O.C.G.A. Section 14-2-113) to its shareholders of record at the time entitled to vote for the election of directors, a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

   (g)For purposes of this Article, reference to "the corporation" shall be as defined in Section 14-2-850 O.C.G.A.

   (h)The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when a director's term is terminated, continue as to a person who has ceased to be a director, and shall inure to the benefit of the heirs, executors and administrator of such a person.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
   Not applicable.

ITEM 8.  EXHIBITS.
      4.1  -    Amended  and  Restated  Articles of Incorporation (incorporated herein by reference to Exhibit  4(a)  to  the  Company's  Shelf
                Registration  Statement  of  Form  S-3 filed December 15, 1995, file number 33-65067), as amended by  Articles  of Amendment to
                Articles   of   Incorporation   re  Series  D  Preferred  Stock
                (incorporated herein by reference to Exhibit 4 to the Company's current report on Form 8-K filed December 11, 1996)

      4.2  --   Bylaws (filed as Exhibit 3(ii) to  the  Company's Annual Report on  Form  10-K  for  the  year  ended  December  31,  1993  and incorporated by reference herein)

      4.3  --   Specimen Common Stock Certificate (filed as Exhibit 4(f) to the registrant's shelf registration statement  on  Form  S-3  filed
                February   9,   1995,   registration   number   33-57453,   and
                incorporated by reference herein)

        5  --   Opinion of Hull, Towill, Norman & Barrett, P.C.

     23.1  -    Consent of Arthur Andersen LLP

     23.2  --   Consent  of  Hull,  Towill, Norman & Barrett, P.C. (included in
                Exhibit 5)

       24  --   Power of Attorney (see signature page)

ITEM 9.  UNDERTAKINGS.
   The undersigned registrant hereby undertakes:

   (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

   (i)To include any prospectus required by Section 10(a)(3) of  the Securities
      Act of 1933 (the "Securities Act"); and

   (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

   (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

   (2)That, for purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The   undersigned   registrant  hereby  undertakes  that,  for  purposes  of
determining  any liability  under  the  Securities  Act,  each  filing  of  the registrant's annual  report  pursuant to Section 13(a) or 15(d) of the Exchange
Act (and, where applicable, each  filing  of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange  Act)  that is incorporated by
reference  in  the  registration  statement  shall  be  deemed  to   be  a  new
registration  statement  relating  to  the securities offered therein, and  the offering of such securities at that time shall be deemed to be the initial BONA
FIDE offering thereof.

   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

   Insofar as indemnification  for liabilities arising under the Securities Act may  be  permitted  to  directors, officers  and  controlling  persons  of  the
Registrant pursuant to the  foregoing  provisions, or otherwise, the Registrant has been advised that in the opinion of  the Securities and Exchange Commission such indemnification is against public policy  as  expressed  in the Securities
Act  and  is,  therefore,  unenforceable.  In  the  event  that  a  claim   for
indemnification  against  such  liabilities  (other  than  the  payment  by the
Registrant  of expenses incurred or paid by a director, officer, or controlling person of the  Registrant  in  the  successful  defense of any action, suit, or proceeding) is asserted by such director, officer,  or  controlling  person  in connection with the securities being registered, the Registrant will, unless in the  opinion  of  its  counsel  the  matter  has  been  settled  by controlling precedent,  submit to a court of appropriate jurisdiction the question  whether such indemnification  by  it  is  against  public  policy  as  expressed in the
Securities Act and will be governed by the final adjudication of such issue.


       Signature Blocks on Following Page

                              SIGNATURES
   Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, State of Georgia, on November 7, 1997.


                             MERRY LAND & INVESTMENT COMPANY, INC.


                             /s/  W. TENNENT HOUSTON
                             ----------------------
                             As Its President

                           POWER OF ATTORNEY

   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of the Registrant hereby constitutes BOONE A. KNOX and W. TENNENT HOUSTON, either of whom may act, his true and lawful attorneys-in-fact with full power to sign for him and in his name in the capacities indicated below and to file any and all amendments to the registration statement filed herewith, making such changes in the registration statement as the registrant deems appropriate, and generally to do all such things in his name and behalf in his capacity as an officer and director to enable the registrant to comply with the provisions of the Securities Act and all requirements of the Securities and Exchange Commission.

SIGNATURE                     TITLE AND CAPACITY                DATE SIGNED

/s/
______________(L.S.)         Chairman of the Board              Nov. 10, 1997
BOONE A. KNOX

/s/
______________(L.S.)            President and                   Nov. 10, 1997
W. TENNENT HOUSTON           Chief Executive Officer

/s/
______________(L.S.)         Secretary and Director             Nov. 11, 1997
W. HALE BARRETT

/s/
______________(L.S.)               Director                     Nov. 11, 1997
ROBERT P. KIRBY

/s/
______________(L.S.)               Director                     Nov. 11, 1997
PAUL S. SIMON

/s/
______________(L.S.)               Director                     Nov. 12, 1997
MICHAEL N. THOMPSON          Executive Vice President
                            and Chief Operating Officer

/s/
______________(L.S.)               Director                     Nov. 11, 1997
HUGH CALVIN LONG II

/s/
______________(L.S.)             Vice-President                 Nov. 11, 1997
RONALD J. BENTON

                                 EXHIBIT INDEX

(EXHIBITS DESCRIBED IN ITEM 8 AND NOT LISTED IN THIS INDEX ARE INCORPORATED BY
 REFERENCE.)


        EXHIBIT                                  DOCUMENT                           Sequentially Numbered
                                                                                            PAGE
         4.1.1          Articles of Incorporation (filed as Exhibit 3(i) to the              N/A
                        Company's Annual Report on Form 10-K for the year ended
                        December 31, 1993 and incorporated by reference herein)

         4.1.2          Articles of Amendment to Articles of Incorporation (filed            N/A
                        as Exhibit 1 to the registrant's report on Form 8-K/A
                        filed January 24, 1995 amending the Company's report on
                        Form 8-K filed on November 3, 1994, and incorporated by
                        reference herein)

          4.2           Bylaws (filed as Exhibit 3(ii) to the Company's Annual               N/A
                        Report on Form 10-K for the year ended December 31, 1993
                        and incorporated by reference herein)

          4.3           Specimen Common Stock Certificate (filed as Exhibit 4(f)             N/A
                        to the registrant's shelf registration statement on Form
                        S-3 filed February 9, 1995, registration number 33-57453,
                        and incorporated by reference herein)

           5            Opinion of Hull, Towill, Norman & Barrett, P.C.

         23.1           Consent of Arthur Andersen LLP

         23.2           Consent of Hull, Towill, Norman & Barrett, P.C.
                        (included in Exhibit 5)

          24            Power of Attorney (see signature page)                               N/A